EXHIBIT 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Condensed Financial Statements give effect to the acquisition by Matson Navigation Company, Inc. (“MatNav”), a wholly owned subsidiary of Matson, Inc. (“Matson” or the “Company”), of Horizon Lines, Inc. (“Horizon”) pursuant to the definitive merger agreement dated November 11, 2014, as amended by Amendment No. 1, dated as of February 13, 2015, by which Horizon was merged with a subsidiary of MatNav on May 29, 2015, for a total cash consideration of approximately $495.4 million (the “Acquisition”).

The accompanying unaudited pro forma condensed combined balance sheet as of March 31, 2015, and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the three-months ended March 31, 2015 (the “pro forma financial statements”) are based on the separate historical Consolidated Financial Statements of the Company and Horizon. These pro forma financial statements reflect the Company’s Acquisition, and exclude Horizon’s Hawaii operations that were sold to The Pasha Group (“Pasha”), (the “Pasha Transaction”), and apply the assumptions and adjustments described in the accompanying notes to the pro forma financial statements. The unaudited pro forma condensed combined balance sheet as of March 31, 2015 reflects the Acquisition, and excludes the Hawaii operations that were sold to Pasha, and other related events as if they had been consummated on March 31, 2015. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2014 and the three-months ended March 31, 2015 reflect the Acquisition and other related events as if they had been consummated on January 1, 2014 and January 1, 2015, respectively.

Pro forma adjustments reflected in the pro forma financial statements are based on items that are directly attributable to the Acquisition that are factually supportable, based upon available information and assumptions that management believes reasonably reflect the Acquisition. The pro forma financial statements do not include the effects of costs associated with any restructuring activities resulting from the Acquisition, as they are non-recurring in nature and are not factually supportable at the time that the pro forma financial statements were prepared. In addition, the pro forma financial statements do not include the realization of any cost savings from operating efficiencies or synergies resulting from the Acquisition, nor do they include any potential incremental revenues and earnings that may be achieved with the combined capabilities of the companies.

The pro forma financial statements are presented for informational and illustrative purposes only, and are not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Company completed the Acquisition as of the dates indicated. In addition, the pro forma financial statements do not purport to project the future financial position or operating results of the combined company. The pro forma financial statements should be read in conjunction with the following information:

•                  Accompanying notes to the unaudited pro forma combined condensed combined financial statements;

•                  Unaudited Condensed Consolidated Financial Statements of Matson for the three-months ended March 31, 2015, included on Form 10-Q filed with the SEC on May 5, 2015;

•                  Audited Consolidated Financial Statements of Matson for the three-years ended December 31, 2014, included on Form 10-K filed with the SEC on February 27, 2015;

•                  Unaudited Condensed Consolidated Financial Statements of Horizon for the three-months ended March 22, 2015, included on Form 10-Q filed by Horizon with the SEC on May 1, 2015, and attached as Exhibit 99.2 hereto; and

•                  Audited Consolidated Financial Statements of Horizon for the years ended December 21, 2014 and December 22, 2013, with reports of independent auditors, and attached as Exhibit 99.1 hereto.

In the pro forma financial statements, the Acquisition is accounted for using the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 805, Business Combinations. Accordingly, the total purchase price, calculated as described in Note 1 to the pro forma financial statements, is allocated to the net tangible and identifiable intangible assets of Horizon based on preliminary estimates of fair value. The allocation is dependent upon valuations and other information that have not being finalized to make a definitive allocation. Accordingly, the allocation pro forma adjustments are preliminary, subject to further adjustments as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing the accompanying pro forma financial statements. The final determination of fair value of assets acquired and liabilities assumed as of May 29, 2015 and its effect on results of operations may differ significantly from the pro forma amounts included in the pro forma financial statements. These amounts represent management’s best estimate as of the date of this Form 8-K/A.

MATSON, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEETS

AS AT MARCH 31, 2015

(In millions)

			Pro Forma
	Matson	Horizon	Adjustments	Notes	Combined
ASSETS
Current Assets:
Cash and cash equivalents	$325.8	$10.4	$(320.4)	(3)	$15.8
Accounts receivable, net	201.8	81.8	(48.0)	(1)	235.6
Deferred income taxes	7.8	2.6	31.5	(3)	41.9
Prepaid expenses and other assets	19.6	17.9	(4.5)	(1)(2)	33.0
Discontinued assets		11.8	—		11.8
Total current assets	555.0	124.5	(341.4)		338.1
Investment in terminal joint venture	67.8		—		67.8
Property and equipment, net	678.7	177.1	(6.0)	(1)(3)	849.8
Goodwill	27.3	198.8	20.9	(3)(4)	247.0
Intangible assets, net	2.5	23.4	116.6	(3)(4)	142.5
Capital Construction Fund deposits	27.5		—		27.5
Other long-term assets	68.1	18.4	(8.0)	(1)	78.5
Total assets	$1,426.9	$542.2	$(217.9)		$1,751.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt	$21.6	$11.9	$(11.0)	(1)(4)	$22.5
Accounts payable	140.6	32.7	(30.0)	(1)	143.3
Payroll and vacation benefits	15.9	2.0	(2.0)	(1)	15.9
Uninsured liabilities	25.0	1.4	(3.0)	(1)	23.4
Accrued and other liabilities	20.7	60.3	(10.0)	(1)	71.0
Discontinued liabilities		25.6	—		25.6
Total current liabilities	223.8	133.9	(56.0)		301.7
Long-term Liabilities:
Long-term debt	349.6	526.5	(335.7)	(1)(2)(3)(4)	540.4
Deferred income taxes	313.3	3.1	(7.9)	(3)	308.5
Employee benefit plans	119.2		—	(1)	119.2
Uninsured and other liabilities	35.7	24.2	(22.0)	(1)	37.9
Discontinued long-term liabilities		23.7	34.5	(3)	58.2
Total long-term liabilities	817.8	577.5	(331.1)		1,064.2
Commitments and Contingencies
Shareholders’ Equity (Deficit):
Capital stock	32.4	1.0	(1.0)	(3)	32.4
Additional paid in capital	278.0	383.5	(383.5)	(1)(4)	278.0
Accumulated other comprehensive loss	(52.4)	(5.4)	5.4	(1)(4)	(52.4)
Retained earnings	127.3	(548.3)	548.3	(1)(2)(3)(4)	127.3
Total shareholders’ equity	385.3	(169.2)	169.2		385.3
Total liabilities and shareholders’ equity	$1,426.9	$542.2	$(217.9)		$1,751.2

See Notes to Combined Condensed Consolidated Financial Statements

MATSON, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE-MONTHS ENDED MARCH 31, 2015

(In millions, except per-share amounts)

			Pro Forma
	Matson	Horizon	Adjustments	Notes	Combined
Operating Revenue:
Ocean Transportation	$305.5	$180.9	$(105.7)	(1)	$380.7
Logistics	92.7	—	—		92.7
Total Operating Revenue	398.2	180.9	(105.7)		473.4

Costs and Expenses:
Operating costs	318.2	160.2	(96.7)	(1)(3)	381.7
Equity in income of terminal joint venture	(3.4)	—	—		(3.4)
Selling, general and administrative	38.5	19.2	15.7	(1)(5)	73.4
Total Costs and Expenses	353.3	179.4	(81.0)		451.7

Operating Income	44.9	1.5	(24.7)		21.7
Interest expense	(4.3)	(17.9)	16.7	(2)	(5.5)
Income (loss) before Income Taxes	40.6	(16.4)	(8.0)		16.2
Income tax expense	(15.6)	(0.1)	9.4	(4)	(6.3)
Net Income (loss) from Continuing Operations	$25.0	$(16.5)	$1.4		$9.9

Basic Earnings Per Share:	$0.58				$0.23
Diluted Basic Earnings Per Share:	$0.57				$0.23

Weighted Average Number of Shares Outstanding:
Basic	43.4				43.4
Diluted	43.9				43.9

See Notes to the Condensed Consolidated Financial Statements.

MATSON, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2014

(In millions, except per-share amounts)

			Pro Forma
	Matson	Horizon	Adjustments	Notes	Combined
Operating Revenue:
Ocean Transportation	$1,278.4	$799.7	$(468.8)	(1)	$1,609.3
Logistics	435.8	—	—		435.8
Total Operating Revenue	1,714.2	799.7	(468.8)		2,045.1

Costs and Expenses:
Operating costs	1,433.5	684.1	(405.4)	(1)(3)	1,712.2
Equity in income of terminal joint venture	(6.6)	—	—		(6.6)
Selling, general and administrative	147.3	75.7	12.9	(1)(5)	235.9
Restructuring charge	—	0.6	—		0.6
Total Costs and Expenses	1,574.2	760.4	(392.5)		1,942.1

Operating Income	140.0	39.3	(76.3)		103.0
Interest expense	(17.3)	(69.1)	64.6	(2)	(21.8)
Income before Income Taxes	122.7	(29.8)	(11.7)		81.2
Income tax expense	(51.9)	—	17.6	(4)	(34.3)
Net Income from Continuing Operations	$70.8	$(29.8)	$5.9		$46.9

Basic Earnings Per Share:	$1.65				$1.09
Diluted Basic Earnings Per Share:	$1.63				$1.08

Weighted Average Number of Shares Outstanding:
Basic	43.0				43.0
Diluted	43.4				43.4

See Notes to the Condensed Consolidated Financial Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

NOTE 1.               BUSINESS COMBINATION

On November 11, 2014, MatNav entered into a definitive merger agreement with Horizon Lines, Inc. (“Horizon”) pursuant to which MatNav would acquire Horizon’s Alaska operations and assume all of Horizon’s non-Hawaii assets and liabilities (the “Acquisition”).  Horizon’s Alaska operations include four Jones Act qualified containerships and related terminal operations at the Ports of Anchorage, Dutch Harbor, Kodiak and Akutan.  Also on November 11, 2014, Horizon agreed to sell its Hawaii operations, and related assets and liabilities to The Pasha Group (“Pasha”) for $141.5 million (the “Pasha Transaction”), and announced the termination of its Puerto Rico operations during the first quarter of 2015.  The Acquisition and the Pasha Transaction were completed on May 29, 2015 (the “Effective Date”).

On the Effective Date, a subsidiary of the Company merged with Horizon and as a result, the Company acquired 100 percent of Horizon’s outstanding shares and warrants for a cash price of $0.72 per-share. The Company also acquired Horizon’s assets and assumed its liabilities including Horizon’s debt (net of proceeds from the Pasha Transaction).  Immediately following the Acquisition, the Company repaid the assumed debt which included accrued interest and breakage fees, and redeemed all of Horizon’s outstanding warrants.  Total cash consideration paid by the Company is as follows:

(in millions)	Cash Consideration May 29, 2015
Common shares	$29.4
Warrants	37.1
Horizon’s debt (including accrued interest and breakage fees)	428.9
Total cash consideration	$495.4

Horizon’s assets acquired and liabilities assumed were recorded based on fair value estimates as of the Effective Date with the remaining unallocated purchase price recorded as goodwill.  Such fair value estimates require significant judgment including the valuation of property and equipment, and intangible assets, the valuation of debt and warrants, the assumptions used in calculating the multi-employer withdrawal pension liabilities, and the determination of net deferred tax assets.  The Company’s fair value estimates are subject to revision pending the finalization of information from the Trustee of the multi-employer pension plan and the Company’s final fair value analysis, and consequently, the final fair value amounts may be significantly different from those reflected in the Company’s Condensed Consolidated Financial Statements as of June 30, 2015.

Estimated fair values assigned to Horizon’s assets acquired and liabilities assumed at the Effective Date were as follows:

(in millions)	Estimated Fair Values May 29, 2015
Cash and cash equivalents	$0.8
Accounts receivable	31.7
Other current assets	7.1
Deferred tax assets, net	38.9
Property and equipment	171.0
Intangibles - Customer relationships	140.0
Other long-term assets	5.0
Accounts payable	(23.2)
Accruals and other current liabilities	(32.1)
Multi-employer withdrawal liabilities	(60.6)
Debt, capital lease obligations and warrants	(468.9)
Total identifiable assets less liabilities	(190.3)
Total cash paid for common shares	(29.4)
Goodwill	$219.7

Deferred tax assets, net:  The Company recorded Horizon’s deferred tax assets and liabilities net of any change of ownership limitations.  The Company also recorded a valuation allowance against the portions of deferred tax assets that the Company determined may not be realized in future periods.

Property and equipment:  Property and equipment of $171.0 million includes the acquisition of four Jones Act qualified containerships, containers, chassis, and other property and terminal equipment.  The preliminary fair value estimate of tangible assets by major asset class and estimated useful lives are as follows:

(in millions)	Preliminary fair value	Range of lives
Vessels	$130.7	4 to 10 years
Containers and equipment	18.6	2 to 7 years
Terminal facilities and other property	9.7	1 to 25 years
Construction in progress	12.1
Total	171.1

Intangible assets:  The Company also recorded intangible assets of $140.0 million related to customer relationships, which will be amortized over 21 years.

Goodwill:  The Company recorded goodwill of $219.7 million arising from the Acquisition, which represents the excess of the fair value of the consideration paid by the Company over the fair value of the underlying identifiable Horizon assets acquired and liabilities assumed.  In accordance with ASC 805, Business Combination, goodwill will not be amortized, but instead will be tested for impairment at least annually, and whenever events or circumstances have occurred that may indicate a possible impairment.

Multi-employer withdrawal liabilities:  Horizon’s decision to terminate its Puerto Rico service during the first quarter of 2015 resulted in mass withdrawal from the multi-employer ILA-PRSSA Pension Fund.  Horizon’s current and long-term liabilities related to the multi-employer pension plan of $60.6 million, included in assumed liabilities, were based upon the expected future undiscounted payments of $73.9 million to be paid over approximately 18 years, discounted using the risk-free U.S. Treasury rate.  Expected annual cash outflows related to the multi-employer pension plan are as follows (in millions):

Debt and Warrants:  The Company repaid debt, including accrued interest and breakage fees, and redeemed all of Horizon’s outstanding warrants for a total of $466.0 million during the period ended June 30, 2015, net of proceeds from the Pasha Transaction.  Remaining debt of $1.2 million at June 30, 2015 consisted of capital lease obligations.

Fiscal Period:  The unaudited Combined Condensed Consolidated Balance Sheet of Matson and Horizon ended on December 31, 2014 and December 21, 2014, respectively. The Company does not believe that the difference in the period end has a material impact on the unaudited pro forma financial statements presented herein.

The unaudited Combined Condensed Consolidated Statement of Operations of Matson and Horizon for the year ended on December 31, 2014, and December 21, 2014, respectively. The Company does not believe that the difference in the period end has a material impact on the unaudited pro forma financial statements presented herein.

The unaudited Combined Condensed Consolidated Statement of Operations of Matson and Horizon for the three-month period ended on March 31, 2015, and March 22, 2015, respectively. The Company does not believe that the difference in the period end has a material impact on the unaudited pro forma financial statements presented herein.

NOTE 2.               HISTORICAL FINANCIAL INFORMATION

Unless otherwise indicated, the Horizon financial information included herein is derived from Horizon’s unaudited Condensed Consolidated Financial Statements for the three-months ended March 22, 2015, included on Form 10-Q filed by Horizon with the SEC on May 1, 2015 and attached as Exhibit 99.2 to this Current Report on Form 8-K/A; and for the year ended on December 21, 2014 and attached as Exhibit 99.1 to this Current Report on Form 8-K/A. For purposes of these pro forma condensed combined financial statements, the amounts contained in the historical Consolidated Financial Statements of Horizon have been reclassified, where necessary, to conform to Matson’s financial statement presentation. The reclassifications have no effect on reported total assets, total liabilities, stockholder’s equity or net income (loss).

NOTE 3.               PRO FORMA ADJUSTMENTS

The following is a summary of the pro forma adjustments to the Condensed Combined Consolidated Balance Sheet:

(1)         Eliminate Horizon’s Hawaii related assets and liabilities of approximately $49.0 million, net that were sold to  Pasha as part of the Pasha Transaction;

(2)         Adjustment to reduce Horizon’s debt by proceeds of approximately $141.5 million received from the Pasha Transaction, with adjustment to shareholders’ equity;

(3)         Adjustments to record the Acquisition with an offset to Horizon’s shareholders’ equity (See Note 1) including:

•                  Reduction in the Company’s cash and cash equivalents by approximately $320.4 million

•                  Increase in deferred taxes, net, of approximately $40.0 million

•                  Step-up in fair value of property and equipment of approximately $51.0 million

•                  Record intangible assets of approximately $141.0 million and goodwill of approximately $219.7 million

•                  Increase in the Company’s debt by approximately $175.0 million, and elimination of Horizon’s remaining debt;

(4)         Adjustment to eliminate Horizon’s goodwill of $198.8 million, other intangible assets of $23.4 million, and Horizon’s remaining shareholders’ equity balances.

The following is a summary of the pro forma adjustments to the Condensed Combined Consolidated Statement of Operations:

(1)         Eliminate operating revenue, cost of sales, selling, general and administrative costs, related to Horizon’s Hawaii operations that were sold to Pasha as part of the Pasha Transaction;

(2)         Eliminate Horizon’s interest expense due to the repayment of Horizon’s debt, and record interest expense of approximately $1.1 million for the three-months ended March 31, 2015 and approximately $4.5 million for the year ended December 31, 2014, based upon the Company’s estimated borrowings;

(3)         Record additional depreciation and amortization expense due to increase in fair value of Horizon’s tangible and intangible assets of approximately $3.9 million for the three-months ended March 31, 2015 and $15.5 million for the year ended December 31, 2014;

(4)         Record adjustment to income tax expense based upon Matson’s estimated income tax rate, approximately $9.4 million for the three-months ended March 31, 2015 and $17.6 million for the year ended December 31, 2014;

(5)         Record Acquisition related expenses incurred by the Company, principally consisting of transaction costs and professional fees in connection with the Acquisition of approximately $18.4 million for the three-months ended March 31, 2015 and $25.8 million for the year ended December 31, 2014.

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